UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive
Westminster, MA 01473
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 883-5109

Copies to:

Scott R. Jones, Esquire
Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information presented below in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 4, 2016, TechPrecision Corporation (the "Company") and its wholly owned subsidiary Ranor, Inc. ("Ranor") became committed to Schedule No. 002 ("Schedule 2") to the Master Loan and Security Agreement, dated March 31, 2016, between People's Capital and Leasing Corp. (the "Lender") and Ranor (the "Loan Agreement").  Pursuant to Schedule 2, the Lender made an additional loan in the amount of $365,852 (the "Loan") to Ranor upon the terms and conditions set forth in the Loan Agreement and Schedule 2.

Ranor will repay the Loan in monthly installments of principal and interest over 60 months.  The Loan is guaranteed by the Company pursuant to the original Corporate Guaranty from the Company in favor of the Lender dated March 31, 2016.  The Loan is secured by a security interest in certain machinery and equipment of Ranor as provided in Schedule 2.

The descriptions of the Loan Agreement and Schedule 2 are qualified in their entirety by reference to the full text of the Loan Agreement and Schedule 2, copies of which are included with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Master Loan and Security Agreement No. 4180, dated as of March 31, 2016, by and between People's Capital and Leasing Corp. and Ranor, Inc. (Exhibit 10.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 2, 2016 and incorporated herein by reference).

10.2	Schedule No. 002, dated September 6, 2016, to the Master Loan and Security Agreement No. 4180, dated March 31, 2016, by and between People's Capital and Leasing Corp. and Ranor, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2016	By:	/s/ Thomas Sammons
	Name:	Thomas Sammons
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.2	Schedule No. 002, dated September 6, 2016, to the Master Loan and Security Agreement No. 4180, dated March 31, 2016, by and between People's Capital and Leasing Corp. and Ranor, Inc.